UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to or d 240.14a-12
VALLEY NATIONAL GASES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VALLEY NATIONAL GASES INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
VALLEY NATIONAL GASES INCORPORATED

The Annual Meeting of the Shareholders of Valley National Gases Incorporated, a Pennsylvania corporation, will be held at the Pittsburgh Airport Marriott Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Tuesday, October 31, 2006, commencing at 9:00 a.m., Eastern time, for the following purposes:

1. To elect three directors to hold office until the 2009 Annual Meeting of Shareholders; and

2. To transact such other business, if any, as properly may be brought before the meeting.

The close of business on September 19, 2006 has been designated as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

By order of the Board of Directors,

James P. Hart, Secretary

Washington, Pennsylvania
October 2, 2006

A proxy for the annual meeting is enclosed herewith. Even if you plan to attend the meeting in person, please mark, date and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience. The proxy may be revoked at any time before it is voted. It may be revoked by attending the meeting and voting by ballot.

PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT AND FINANCE COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
VOTING
SHAREHOLDER PROPOSALS
MISCELLANEOUS

VALLEY NATIONAL GASES INCORPORATED
200 West Beau Street
Washington, Pennsylvania 15301

PROXY STATEMENT
October 2, 2006

This proxy statement is furnished to the holders of Common Stock of Valley National Gases Incorporated (the “Company”) in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders (the “Annual Meeting”) to be held at the Pittsburgh Airport Marriott Hotel, 777 Aten Road, Coraopolis, Pennsylvania 15108, on Tuesday, October 31, 2006 at 9:00 a.m., Eastern time, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only holders of record of the Company’s Common Stock at the close of business on September 19, 2006 will be entitled to vote at the Annual Meeting. Such holders are hereinafter referred to as the “Shareholders.” The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about October 2, 2006.

Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed proxy, and the shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The close of business on September 19, 2006 has been fixed as the record date for the determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, 9,678,934 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting, with 55 holders of record. Shareholders will be entitled to cast one vote on all matters for each share of Common Stock held of record on the record date.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2006 accompanies this proxy statement.

The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone, telefax or other means, or personal interview, by directors, officers or regular employees of the Company who will receive no additional compensation for their services.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, three directors of the Company are to be elected for a term expiring at the Annual Meeting in 2009, or until their successors have been elected and qualified. Certain information with respect to the nominees proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other persons as the Board of Directors of the Company may recommend. Messrs. Exley, Maier, Riebenack and Hespe are “independent” as defined by applicable U.S. Securities and Exchange Commission (“SEC”) and American Stock Exchange (“AMEX”) regulations.

Name, Age, Principal Occupation or Position, Other Directorships

TO BE ELECTED FOR TERM ENDING IN 2009:

Ben Exley, IV, 59

Mr. Exley was elected a director of the Company in January 1997. He served as a Marketing Specialist for the Ohio Valley Industrial and Business Development Corporation from April 1998 to May 2000 and served as its Interim Executive Director during 1999. Mr. Exley served as the President of Ohio Valley Clarksburg, Inc., from 1987 through 1997 and Bailey Drug Company from 1993 through 1997, both of which were pharmaceutical distributors and wholly-owned subsidiaries of Cardinal Health Inc. Mr. Exley has also served on the board of directors of several companies, including BankOne West Virginia N.A. from 1994 through 2000, BankOne Wheeling-Steubenville N.A. from 1991 through 2000 and Stone & Thomas, a chain of clothing department stores, from 1991 through 1997. Mr. Exley received a Bachelor of Science degree in Business Administration from West Virginia Wesleyan College. He also holds a Masters in Business Administration degree from Northern Illinois University.

William A. Indelicato, 67

Mr. Indelicato was elected a director of the Company in January 1997, was appointed as the Company’s Vice Chairman in February 2002, served as the Company’s Acting Chief Executive Officer from February 2002 to October 2002 and was appointed as the Company’s Chief Executive Officer in June 2003. Mr. Indelicato has been President of ADE Vantage, Inc., a business consulting firm which provides certain services to the Company, since July 1992. From 1988 to 1991, Mr. Indelicato served as General Business Director of Union Carbide Industrial Gases Inc. Mr. Indelicato has also been an associate professor of strategic management at Pace University in New York. Mr. Indelicato received his Bachelor of Science degree in Electrical Engineering from the University of Notre Dame and his Masters in Business Administration degree from Pace University.

August E. Maier, 77

Mr. Maier was elected a director of the Company in January 1997 and served as the Company’s Acting President from February 2002 to October 2002. In September 1997, Mr. Maier became an employee of the Company and served as Corporate Director of Field Operations until his retirement in July 1999. He served as Chief Executive Officer of Houston Fearless 76, a manufacturer of digital imaging and film processing equipment, from May 1995 to August 1997. From October 1987 to May 1995, Mr. Maier was Chief Executive Officer of Holox, Inc., a large distributor of industrial gases and welding equipment. He currently serves on the board of directors for Allied Insurance Corporation. Mr. Maier received his Bachelor of Science degree in Mechanical Engineering from the Indiana Institute of Technology and his Masters in Business Administration degree from the Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF THE NAMED NOMINEES

Name, Age, Principal Occupation or Position, Other Directorships

TO CONTINUE IN OFFICE UNTIL 2007:

F. Walter Riebenack, 67

Mr. Riebenack was elected a Director of the Company in January 1999. He is presently the Managing Member of U.S. Capital Advisors, L.L.C., a management consulting firm. He also presently serves as a Director, President and Chief Executive Officer of UCSB Financial Corporation, a one-bank holding company, and as a Vice President of its subsidiary bank. From 1990 until December 2002, Mr. Riebenack served as the Chief Financial Officer, General Counsel and as a member of the Board of Site-Blauvelt Engineers, Inc., a multi-disciplinary consulting engineering firm offering transportation design, geotechnical engineering, subsurface exploration, construction inspection and materials testing services to a wide range of clients in both the public and private sectors of the marketplace, with offices in New Jersey, Pennsylvania, New York, Delaware, Virginia, Ohio, Maryland, South Carolina and West Virginia. Mr. Riebenack also serves on the Board of Members of Harbor Investments, L.L.C. and Harbor Investments II, L.L.C., two private equity funds. Mr. Riebenack received his law degree along with his Bachelor of Business Administration degree in Finance and Accounting from the University of Notre Dame. Mr. Riebenack has served as an instructor of Business Law at Indiana University in Fort Wayne, Indiana and has also served as an instructor of Business Law, Principles of Insurance and Seminars in Business at the University of Saint Francis in Fort Wayne, Indiana.

TO CONTINUE IN OFFICE UNTIL 2008:

Robert P. Hespe, 57

Mr. Hespe was elected a director of the Company in August 2005. Mr. Hespe, who retired in 1998, served as Assistant Corporate Controller for Union Carbide Corporation, an industrial chemical company, from 1992 to 1998 and was Division Controller for Union Carbide’s Specialty Chemicals business from 1990 to 1992. Mr. Hespe also served as Controller for the Packaged Gases Division of Union Carbide from 1977 to 1990, which became part of the Union Carbide spin-off of Praxair in 1992. Mr. Hespe holds a Bachelor of Science degree in Accounting from Rider University.

Gary E. West, 69

Mr. West has served as Chairman of our Board of Directors since 1984. From 1970, when he purchased the Company, to March 1995, Mr. West served as President of the Company. Mr. West has also served as President of West Rentals, Inc., GEW Real Estate and Equip Lease Corp. and Vice President of Acetylene Products Corp. since 1992, 1988 and 1985, respectively. From June 1993 to 2002, he served as a director of WesBanco a bank holding company, and from June 1990 to 2005, he served as a director of H.E. Neumann Co., a plumbing, heating and mechanical contracting company. Mr. West received his Bachelor of Science degree in Business Administration from West Liberty State College.

James P. Hart, 52

Mr. Hart was elected a director of the Company in January 1997. Mr. Hart was appointed as President of the Company in June 2003 and as acting Chief Financial Officer in June 2004. He served as Vice President and Chief Financial Officer of Industrial Scientific Corporation (“ISC”), a manufacturer of portable instruments used for detecting and monitoring a variety of gases, from August 1994 through September 2002. From March 1984 to August 1994, Mr. Hart was Treasurer and Controller of ISC. Mr. Hart holds a Bachelor of Science degree in Accounting from the University of Scranton.

Common Stock Ownership of Directors, Nominees and Officers

The following table sets forth information regarding the number of outstanding shares of Common Stock as of September 19, 2006 beneficially owned by each director and director nominee, each Named Executive Officer (as defined under the heading “Executive Compensation — Summary Compensation Table”) and all of the directors and executive officers of the Company as a group:

		Percent of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding(1)

Gary E. West (2)	7,016,600	71.5%
William A. Indelicato (3)	91,366	*
Gerald W. Zehala (4)	51,268	*
Ben Exley, IV (3)	14,100	*
James P. Hart (7)	77,200	*
August E. Maier (5)	13,500	*
F. Walter Riebenack (6)	34,300	*
All directors and executive officers as a group (7 persons) (8)	7,298,334	74.3

*	Represents beneficial ownership of less than one percent.

(1)	Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are based on 9,678,934 shares of common stock outstanding as of September 19, 2006.

(2)	Gary E. West beneficially owns and controls a portion of the shares indicated through two grantor retained annuity trusts.

(3)	Includes options to purchase 12,500 shares of Common Stock exercisable within 60 days of September 19, 2006.

(4)	Includes options to purchase 34,000 shares of Common Stock exercisable within 60 days of September 19, 2006.

(5)	Includes options to purchase 11,500 shares of Common Stock exercisable within 60 days of September 19, 2006.

(6)	Includes options to purchase 6,500 shares of Common Stock exercisable within 60 days of September 19, 2006.

(7)	Includes options to purchase 62,500 shares of Common Stock exercisable within 60 days of September 19, 2006.

(8)	Includes options to purchase an aggregate of 139,500 shares of Common Stock exercisable within 60 days of September 19, 2006.

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of September 19, 2006:

		Percent of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding(1)

Gary E. West (2)	7,016,600	71.5%
Entities affiliated with T. Rowe Price Associates, Inc. (3)	863,900	8.8
Entities affiliated with Bislett Partners L.P. (4)	564,500	5.7

(1)	Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Mr. West’s address is c/o Valley National Gases Incorporated, 200 West Beau Street, Suite 200, Washington, Pennsylvania 15301. A portion of his shares is beneficially owned and controlled through two grantor retained annuity trusts.

(3)	As provided in an amended Form 13G filed with the SEC on February 14, 2006. T. Rowe Price Associates, Inc., a registered investment advisor, holds sole voting power as to 95,500 shares and sole dispositive power as to 863,900 shares. T. Rowe Price Small-Cap Value Fund, Inc., holds sole voting power as to 765,000 shares. Their address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	As provided in an amended Form 13G filed with the SEC on January 18, 2006. Bislett Partners L.P. is a California Limited Partnership located at 868 South California Avenue, Palo Alto, California 94306 and holds sole voting and dispositive power as to 7,700 shares and shared voting and dispositive power as to 556,800 shares.

Since Mr. West holds over 50% of the voting power of the Company, the Company has determined that it is a “controlled company” within the meaning of Section 801(a) of the AMEX listing standards. Pursuant to Section 801(a), as a “controlled company,” the Company is not required to comply with Sections 802(a), 804 or 805 of the AMEX listing standards relating to independent directors, Board nominations and executive compensation, respectively.

Committees and Meetings of the Board of Directors

The Board of Directors met six times during fiscal 2006. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2006.

The Board of Directors has an Executive Committee, an Audit and Finance Committee and a Nominating and Compensation Committee, all of which were formed in January 1997.

Executive Committee

Members:	Gary E. West, Chairman William A. Indelicato James P. Hart

The Executive Committee met four times in the past fiscal year. The Executive Committee exercises limited powers granted by the Board of Directors in the management of the business and affairs of the Company. It typically meets during the intervals between meetings of the Board, most often to review and approve acquisition offers, subject to full Board approval, and when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board.

Audit and Finance Committee

Members:	Robert P. Hespe, Chairman
F. Walter Riebenack
August E. Maier
Ben Exley, IV

The Audit and Finance Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. This committee met Nine times in the past fiscal year. This committee meets independently with representatives of the Company’s independent auditors and with representatives of senior management. See “Audit and Finance Committee Report”. The Board has determined that each of Messrs. Hespe, Maier, Exley and Riebenack is “independent” pursuant to Section 121(A) of the AMEX listing standards. Mr. Hespe meets the definition of “financial expert” as required by applicable SEC regulations. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. The Audit and Finance Committee Charter was amended in September 2004 and is included as Annex A to this proxy statement.

Nominating and Compensation Committee

Members:	F. Walter Riebenack, Chairman
William A. Indelicato
Gary E. West

The Nominating and Compensation Committee establishes and oversees the compensation policies of the Company and determines executive compensation. This committee held four meetings in the past fiscal year. See “Compensation Committee Report on Executive Compensation”. The Nominating and Compensation Committee does not have a charter.

In addition, the Nominating and Compensation Committee identifies and recommends to the Board individuals for nomination for election as directors of the Company. The Nominating and Compensation Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders. In evaluating a candidate for nomination as a director of the Company, the Nominating and Compensation Committee will consider criteria including business and financial expertise, geography, experience as a director of a public company, gender and ethnic diversity on the Board and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Compensation Committee will consider these criteria for nominees identified by the Nominating and Compensation Committee, by shareholders or through some other source and will evaluate potential director candidates recommended by shareholders on the same basis that it considers its own recommended candidates.

Shareholders wishing to make such a submission may do so by sending the following information to the Nominating and Compensation Committee by a written letter to the Company Secretary at the address indicated on the first page of the proxy statement setting forth (a) as to each nominee whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Common Stock of the Company which are beneficially owned by the nominee; and (iv) a summary of such nominee’s business or professional experience during the preceding five years; and (b) as to the shareholder making such a submission, (i) the name and address of such shareholder; and (ii) the number of shares of Common Stock of the Company which are beneficially owned by such shareholder and the name and address of record under which such stock is held. See “Shareholder Proposals.”

The Nominating and Compensation Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Nominating and Compensation Committee. This information is evaluated against the criteria set forth above and the Company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Compensation Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Compensation Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted by any shareholder in connection with the 2006 Annual Meeting.

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the Annual Meeting of Shareholders. Last year, all of the Company’s directors attended the Annual Meeting of Shareholders.

Shareholder Communication with Directors

Shareholders may communicate with the Company’s Board of Directors by sending a letter addressed to the Board of Directors or to specified individual directors to: Valley National Gases Incorporated, c/o Secretary, 200 West Beau Street, Suite 200, Washington, Pennsylvania 15301. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) which applies to the Company’s directors, officers and employees. The Code of Ethics is published on the Company’s website at www.vngas.com under “Investor Information.” Any amendments to the Code of Ethics and waivers of the Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer will be published on the Company’s website.

Director Compensation

The Company pays each non-employee director a $1,250 fee for each Board meeting attended and a $600 fee for each committee meeting attended. Each committee Chairman receives an annual retainer of $7,200. Mr. West receives an annual retainer of $25,000 for his service as Chairman of the Board. All other non-employee directors, excluding Mr. Indelicato, receive an annual retainer of $6,000. Directors are also reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its committees.

In January 2006, the Company granted options to purchase 5,000 shares of common stock to Mr. Hespe. The options vest three years from the grant date and expire ten years from the grant date. The exercise price of the options is $21.28 per share which was the closing market price on that date.

William A. Indelicato, a director of the Company, served as Vice Chairman and Chief Executive Officer pursuant to an agreement between Mr. Indelicato and the Company. The agreement also provided that ADE Vantage, Inc., a company wholly owned by Mr. Indelicato would provide services to the Company relating to the Company’s acquisition program. In addition, the Company retained ADE Vantage, Inc., to provide acquisition support. This agreement was terminated on January 31, 2006 when Mr. Indelicato became an employee of the company. See “Executive Compensation-Compensation Committee Interlocks and Insider Participation-Indelicato and ADE Vantage, Inc. Consulting Arrangements”.

Executive Officers

Name	Age	Position

Gary E. West	69	Chairman of the Board of Directors
William A. Indelicato	67	Chief Executive Officer, Vice Chairman and Director
James P. Hart	52	President, Chief Financial Officer, Secretary and Director
Gerald W. Zehala	60	Executive Vice President and Chief Operating Officer

See biographical information regarding Messrs. West, Indelicato and Hart under the heading “Election of Directors.”

Gerald W. Zehala, Executive Vice President and Chief Operating Officer. Mr. Zehala has served as the Company’s Chief Operating Officer since June 2003. From 2001 to 2003 he managed the Company’s Florida Operations. Prior to that, from 1996 to 2001, Mr. Zehala served as Vice President of Acquisitions and Assimilations for the Company. He has also served in various other management positions during his 30 years in the industry. Before joining the Company in 1991, he spent 15 years with the Harvey Company, an industrial gas distribution company, and the Linde Division of Union Carbide.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater-than-ten percent beneficial shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such forms it has received and written representations that no other reports were required, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during its fiscal year ended June 30, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information for the fiscal years ended June 30, 2004, 2005 and 2006 concerning the compensation awarded or paid to, or earned by the Company’s Chief Executive Officer and each of the other executive officers (collectively with the CEO, the “Named Executive Officers”) and Chairman during such fiscal year.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation
				Other Annual	Securities	All Other
Name and				Compensation	Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Options(#)	($)(3)

Gary E. West	2006	$—	$—	$37,800	$—	$—
Chairman	2005	19,231	—	27,033	—	962
	2004	89,700	—	—	—	4,552
William A. Indelicato (4)	2006	37,158	102,000	54,550	—	—
Chief Executive Officer	2005	—	96,000	92,050	—	—
	2004	—	80,000	91,400	50,000	—
James P. Hart (5)	2006	180,000	128,000	—	—	10,290
President	2005	180,000	120,000	—	—	12,111
Chief Financial Officer	2004	180,000	100,000	—	—	9,000
Gerald W. Zehala (6)	2006	150,000	80,000	—	—	8,969
Chief Operating Officer	2005	150,000	74,000	—	—	11,206
	2004	150,000	61,500	—	—	8,608

(1)	Includes bonuses earned in the reported year. The payment of bonuses is at the discretion of the Nominating and Compensation Committee of the Board of Directors.

(2)	The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to the Named Executive Officers since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executive Officers. The amount reflected for Mr. West represents director fees and fees paid to Mr. West for his service as Chairman of the Board. The amount reflected for Mr. Indelicato under the heading “Other Annual Compensation” represents payments by the Company of director fees and fees under a consulting agreement. See “Indelicato and ADE Vantage, Inc. Consulting Arrangements”.

(3)	Represents contributions made by the Company on behalf of the Named Executive Officers under the Company’s 401(k) Plan.

(4)	Mr. Indelicato was the Acting Chief Executive Officer from February 2002 to October 2002 and was appointed as the Chief Executive Officer in June 2003.

(5)	Mr. Hart was appointed President on June 1, 2003.

(6)	Mr. Zehala was appointed Chief Operating Officer on June 1, 2003.

Stock Option Grants

No options were granted to the Named Executive Officers or the Chairman in fiscal 2006.

Stock Option Exercises and Holdings

The following table presents information with respect to stock options exercised during the last fiscal year by the Named Executive Officers and Chairman, as well as the status and current value of unexercised stock options held as of June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

					Value of Unexercised
	Shares		Number of Securities		In-the-Money Options
	Acquired	Value	Underlying Unexercised Options at June 30, 2006(#)		at June 30, 2006(1)
Name	on Exercise(#)	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary E. West	—	—	—	—	$—	$—
William A. Indelicato	—	—	12,500	50,000	$252,238	$907,500
James P. Hart	—	—	62,500	—	$1,159,738	$—
Gerald W. Zehala	7,000	$72,170	34,000	—	$621,700	$—

(1)	Values have been determined based upon the difference between the per share exercise price of the option and the closing price of the Company’s Common Stock on June 30, 2006.

(2)	Represents the difference between the option exercise price and the market value on the date of exercise.

Benefit Plans

401(k) Plan.  The Company has a qualified 401(k) savings and retirement plan (the “401(k) Plan”). Eligibility to participate in the 401(k) Plan begins for each employee at the beginning of the quarter following the employee’s hire date as a full-time employee (“Eligible Employees”). The 401(k) Plan allows Eligible Employees to defer into their plan account a certain dollar amount or stated percentage of their salary, not to exceed statutorily mandated annual limits (the “Employee Contributions”). Eligible Employees are 100% vested in their Employee Contributions. The Company makes contributions to all participating Eligible Employees’ plan accounts in an amount equal to 3% of the participant’s salary or wages. The Company also makes additional contributions in the amount of a 50% match of the first 4% of voluntary contribution by the employee. Distributions under the 401(k) Plan may be made at retirement, death, permanent disability or other termination of employment, in a lump sum.

Certain Agreements with Executive Officers

On June 1, 2003, the Company and Mr. Hart entered into an employment agreement for an initial employment term of one year, continuing thereafter at the Company’s election for unspecified additional terms. The employment agreement sets Mr. Hart’s annual salary as President at $180,000 and also provides that Mr. Hart will receive certain benefits, as well as certain additional non-cash compensation, including a stock option, which vested in June 2006, to purchase 50,000 shares of the Company’s Common Stock with an exercise price of $8.00 per share. The employment agreement contains customary termination, inventions, nondisclosure and noncompetition provisions. In February 2006, this agreement was modified to extend Mr. Hart’s employment for three additional years through February 2009.

On June 1, 2004, the Company and Mr. Zehala entered into a revised employment agreement for an initial employment term of one year, continuing thereafter at the Company’s election for unspecified additional terms. The employment agreement sets his annual salary as Chief Operating Officer at $150,000 and also provides that Mr. Zehala will receive certain benefits including living expenses in connection with his relocation to the Company’s executive offices in Washington, Pennsylvania, as well as certain additional non-cash compensation, including a stock option, which vested in June 2006, to purchase 30,000 shares of the Company’s Common Stock with an exercise price of $8.00 per share. The employment agreement contains customary termination, inventions, nondisclosure and noncompetition provisions. In February 2006, this agreement was modified to extend Mr. Zehala’s employment for three additional years through February 2009.

On February 1, 2006, the Company and Mr. Indelicato entered into an employment agreement for a three year term through January 2009. The employment agreement sets his annual salary at $99,600 and also provides that the employee will be eligible for benefits as provided to other Company employees. The employment agreement contains customary termination, inventions and nondisclosure provisions. In addition the agreement provides for a two year period after termination of Mr. Indelicato’s employment, during which he is prevented from engaging in any business that competes with the company. Mr. Indelicato will be paid $600,000 in 24 consecutive monthly installments of $25,000 each during this non-compete period.

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Nominating and Compensation Committee consists of Messrs. West, Indelicato and Riebenack. Mr. West is the Chairman of the Board of Directors and Mr. Indelicato is the Vice Chairman and Chief Executive Officer. During the year ended June 30, 2006, no other interlocking relationship existed between any member of the Company’s Compensation Committee and any other member of the Company’s Board of Directors. Until January 2006, Mr. Indelicato and ADE Vantage, Inc. (of which Mr. Indelicato serves as President) provided consulting services to the Company. On February 1, 2006, Mr. Indelicato became an employee of the Company. In addition, the Company leases certain buildings and equipment from West Rentals, Inc., a company owned by Mr. West. Employees of West Rentals, Inc. also supply certain services for the Company. The Company leases certain properties from RealEquip-Lease, LLC, a company owned by the daughters of Mr. West. Mr. West is also a director and shareholder of Acetylene Products Corp., a company that leases space to the Company. These transactions are more fully described below.

Indelicato and ADE Vantage, Inc. Consulting Arrangements

Mr. Indelicato provided advisory services to the Company concerning all aspects of the Company’s acquisition program, investor relations and bank financing under the terms of a consulting agreement. Mr. Indelicato served as the Acting Chief Executive Officer from February 2002 through October 2002 and has served as Chief Executive Officer since June 2003 under the terms of an agreement. The agreement with Mr. Indelicato provided for a monthly retainer fee of $7,000, reimbursement of out-of-pocket expenses related to the performance of services, plus compensation of $150.00 per hour spent in connection with the acquisition program, up to a maximum of 300 hours. The agreement also provides for annual bonus payments at the discretion of the Nominating and Compensation Committee and the Board of Directors of the Company based on overall Company performance. In addition, the Company retains ADE Vantage, Inc. (“ADE”) to provide consulting services. Mr. Indelicato is the President of ADE. Payments to Mr. Indelicato and ADE for fiscal 2006 under the consulting agreement totaled $239,084. This agreement was terminated in February 2006 when Mr. Indelicato became an employee of the Company.

West Rentals, Inc.

The Company leases 32 buildings from West Rentals, Inc., a West Virginia corporation (“West Rentals”), of which 30 are leased pursuant to a Master Lease Agreement (the “Master Lease”) and two of which are leased pursuant to pass-through subleases. Mr. West is the sole shareholder of West Rentals. The Master Lease terminates on April 30, 2011 and may be renewed for an additional five-year term. Currently, the Company pays an aggregate of $151,066 a month to West Rentals as rent for all real property leased. In addition, the Company pays all utility bills and fees as well as all property and local taxes on the real property leased from West Rentals. The Company also rents cylinders and trailers from West Rentals and currently pays approximately $4,225 a month to West Rentals for such rentals. Employees of West Rentals provide occasional construction and maintenance related services to the Company. West Rentals bills the Company for such services on an hourly basis. Aggregate expenditures by the Company under the Master Lease, for rental of cylinders and trailers and for construction and maintenance services was approximately $1,659,795 for the fiscal year ended June 30, 2006. During fiscal year 2004, the Company entered into agreements to cancel the lease obligation for three properties of which the Company had discontinued the use. Under this agreement, the Company paid $537,258, which was included in operating expenses for the year ended June 30, 2004, to cancel the remaining term of leases and the remaining obligations of $1,979,668. The Company believes that the amounts it has paid for rental of real property, cylinders and trailers, for construction and maintenance services and for the cancellation of leases have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

Acetylene Products Corp.

The Company leases two buildings from Acetylene Products Corp. (“APC”) under ten-year leases expiring in March 2008 for an aggregate amount of $13,151 per month. Mr. West is a director and shareholder of APC. The Company believes that the current arrangements with APC are not less favorable than could be obtained in arms-length transactions with unaffiliated third parties. During fiscal 2006, the Company paid APC $157,812.

RealEquip-Lease, LLC

RealEquip-Lease, LLC (“RealEquip”), a company wholly owned by the two daughters of Mr. West, leases three properties to the Company for an aggregate amount of $12,550 per month. Mr. West serves as a non-member manager of RealEquip. During fiscal year 2006, the Company paid RealEquip $149,861. The Company believes that the arrangements with RealEquip have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

GEW Realty, LLC

GEW Realty, LLC (“GEW”), a company wholly owned by Mr. West, leases three properties to the Company for an aggregate amount of $4,823 per month. During fiscal year 2006, the Company paid GEW $57,876. The Company believes that the arrangements with GEW have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Nominating and Compensation Committee of the Board of Directors, which is comprised of two non-employee directors and one employee director. The Nominating and Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

The Company’s executive compensation program is designed to align executive compensation with the Company’s business objectives and the executive’s individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company’s long-term success. In establishing executive compensation, the committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by competitive companies for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

The compensation of the Company’s executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company’s compensation program attempts to limit increases in salaries and favors bonuses based on revenues, operating profit, earnings per share and individual merit. The Nominating and Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the revenues, operating profit and earnings per share of the Company and by conceiving, developing and positioning the leading products and services in the Company’s chosen markets.

Compensation payments in excess of $1 million to the Chief Executive Officer or other executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The committee does not expect cash compensation to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million.

Base Salary

The Nominating and Compensation Committee sets the base salary for executives at the beginning of each fiscal year, based upon a review of the salaries for comparable positions in other companies in the Company’s industry and related industries, the historical compensation levels of the Company’s executives and the individual performance of the executives in the preceding year.

Merit Bonus Program

The Nominating and Compensation Committee intends to adopt management incentive plans each year for the executive officers, which reflect the committee’s belief that a portion of each executive officer’s compensation should be tied to the achievement by the Company of its revenue and profit goals and balance sheet performance objectives, and by each executive officer of his individual objectives as determined by the Nominating and Compensation Committee. Bonus payments would then be made to executive officers if the individual and corporate goals are achieved.

Stock-Based Compensation

Awards of stock options under the Company’s stock option plan are designed to closely tie the long-term interests of the Company’s executives and its shareholders and to assist in the retention of executives. The Nominating and Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. However, all grants of stock options are ultimately authorized by the Company’s Board of Directors. The Nominating and Compensation Committee’s determination of the size of option grants is generally intended to reflect an executive’s position with the Company and his or her contributions to the Company. Options generally have a three-year vesting period to encourage key employees to continue in the employ of the Company. The Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. No options were granted to any executive officer during the 2006 fiscal year.

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the other executive officers. However, it is intended that the bonus portion of the compensation package represent a larger portion of total compensation than other executive officers. Mr. Indelicato served as the Chief Executive Officer under a consulting agreement until February 2006, at which time he became an employee of the Company. The terms of the consulting agreement provided for a monthly retainer of $7,000, reimbursement of out-of-pocket expenses related to the performance of services, plus compensation of $150.00 per hour spent in connection with the acquisition program, up to a maximum of 300 hours. Mr. Indelicato’s employment agreement provides for a base annual salary of $99,600 and also provides that the employee will be eligible for benefits as provided to other Valley employees. The employment agreement contains customary termination, inventions, non-disclosure and non-solicitation provisions. In addition the agreement provides for a two year period after termination of Mr. Indelicato’s employment, during which he is prevented from engaging in any business that competes with the company. Mr. Indelicato will be paid $600,000 in 24 consecutive monthly installments of $25,000 each during this non-compete period. The Nominating and Compensation Committee, with Mr. Indelicato absent for that part of the meeting which dealt with his bonus, approved a bonus payment of $102,000 to Mr. Indelicato based on Company performance in fiscal 2006. This bonus was approved by all of the independent directors on the Board of Directors, again with Mr. Indelicato absent for that part of the meeting which dealt with his bonus. Mr. Indelicato is also eligible for a bonus payment based on Company performance in fiscal 2007 at the discretion of the Nominating and Compensation Committee and the Board of Directors. See “Executive Compensation — Summary Compensation Table.”

* * * * *

The foregoing report is provided by the following directors, who were members of the Nominating and Compensation Committee on June 30, 2006:

F. Walter Riebenack, Chairman
William A. Indelicato
Gary E. West

AUDIT AND FINANCE COMMITTEE REPORT2

The Audit and Finance Committee of the Company’s Board of Directors for the fiscal year ended June 30, 2006 was composed of the following non-employee directors: Robert P. Hespe, August E. Maier, Ben Exley, IV and F. Walter Riebenack.

The committee has reviewed and discussed the Company’s consolidated audited financial statements for the year ended June 30, 2006 with management and the independent accountants. The committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent accountants also provided to the committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants the accounting firm’s independence. The committee also considered whether non-audit services provided by the independent accountants are compatible with maintaining the accounting firm’s independence and has determined that such fees are compatible with maintaining the accounting firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the committee, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 to be filed with the SEC.

* * * * *

The foregoing report is provided by the following directors, who were members of the Audit and Finance Committee on June 30, 2006:

Robert P. Hespe, Chairman
F. Walter Riebenack
August E. Maier
Ben Exley, IV

 2 This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Principal Accountants Fees and Services

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as of or for3 the years ended June 30, 2006 and 2005, were:

	2006	2005

Audit	$354,350	$353,456
Audit Related	$—	$—
Tax	$23,695	$36,500
All Other	$—	$—

Total	$378,045	$389,956

Audit fees include the aggregate fees paid for professional services rendered for audits of the Company’s consolidated financial statements in fiscal 2006 and 2005, including fees associated with the annual audit and reviews of the Company’s quarterly reports on form 10-Q, and for services normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years. In fiscal 2006 and 2005 audit fees include payments totaling $48,500 and $51,000 for professional services provided in connection with the filing of a registration statement with the SEC.

The Company’s Audit and Finance Committee has appointed PricewaterhouseCoopers LLP as the Company’s principal accountant for the fiscal year ending June 30, 2007. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement regarding financial and accounting matters of the Company if they desire to do so and are expected to be available to respond to appropriate questions from the Company’s shareholders.

There were no other fees to report that would be included in the All Other fees category as of the year ended June 30, 2006 and June 30, 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit and Finance Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit and Finance Committee has established a policy for pre-approving the services provided by the Company’s independent auditors in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit and Finance Committee of all audit and permissible non-audit services provided by the independent auditors and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit and Finance Committee annually pre-approves the audit services to be provided by the independent auditors and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditors during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by the Company’s Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit and Finance Committee has delegated to its Chairman pre-approval authority between meetings of the Audit and Finance Committee. Any pre-approvals made by the Chairman must be reported to the Audit and Finance Committee. The Audit and Finance Committee will not delegate to management the pre-approval of services to be performed by the independent auditors.

All of the services provided by the independent auditors in fiscal 2006, including services related to the Audit-Related Fees and Tax Fees described above, were approved by the Audit and Finance Committee under its pre-approval policies. None of the services provided by the independent auditors in fiscal 2006 were rendered pursuant to the “de minimis” safe harbor exception from the pre-approval requirements of the auditor independence rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Executive Compensation — Compensation Committee Interlocks and Insider Participation”.

PERFORMANCE GRAPH4

The following graph sets forth a comparison for the period beginning June 30, 2001 and ending June 30, 2006, of the cumulative total return on a $100.00 investment in the Company’s Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period for companies in the S&P Chemical Composite Index and in the S&P 500 Index. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of the Company’s Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

Month Ending

	June 01	June 02	June 03	June 04	June 05	June 06
Valley National Gases Inc	100.00	147.42	122.68	211.34	317.44	546.96
S&P 500 Index	100.00	82.01	82.22	97.93	104.12	113.11
S&P Chemicals Composite	100.00	106.71	101.22	128.72	143.09	153.23

VOTING

A plurality of the votes cast are required to elect the director nominees. The Company’s Articles of Incorporation do not provide for cumulative voting. The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock entitled to vote which are present in person or represented by proxy at the 2006 Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked “withhold authority” with respect to the election of any director nominee and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such other matters. Votes withheld for the director nominee

 4 This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any Filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

will not be counted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election as directors of the persons nominated by the Board of Directors and, in the discretion of the persons named as proxies, on such other business as may properly come before the meeting or any adjournment or postponement thereof.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2007 Annual Meeting must be received by the Company by June 1, 2007, for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days prior to the date of any meeting of the shareholders at which directors are to be elected. The shareholder filing the notice of nomination must describe various matters related to the nominee and the shareholder filing the notice, as specified in the Company’s Bylaws. See “Election of Directors — Committees and Meetings of the Board of Directors — Nominating and Compensation Committee.”

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company. To be timely, such notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days before nor more than 90 days prior to the meeting. However, if the meeting is not held on the first Tuesday in August, and less than 60 days’ notice or prior public disclosure of the meeting date is given or made to shareholders, then the notice from the shareholder must be received by the close of business on the 15th day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. Such notice must include a description of the proposed business, the reasons therefore and other matters specified in the Company’s Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

In each case the notice must be given to the Secretary of the Company, whose address is 200 West Beau Street, Suite 200, Washington, Pennsylvania 15301. Any shareholder desiring a copy of the Company’s Articles of Incorporation, as amended, or Bylaws will be furnished a copy without charge upon written request to the Secretary.

MISCELLANEOUS

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

By Order of the Board of Directors,

James P. Hart, Secretary

Washington, Pennsylvania
October 2, 2006

ANNEX A
VALLEY NATIONAL GASES INCORPORATED
AMENDED AND RESTATED AUDIT AND FINANCE COMMITTEE CHARTER

Purpose

The purpose of the Audit and Finance Committee (“Audit Committee”) of Valley National Gases Incorporated (the “Company”) is to assist the Company’s Board of Directors (“Board”) in its oversight of the Company’s accounting and financial reporting processes and financial statements, the audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the independent auditor’s qualifications and independence.

Responsibilities

The Audit Committee’s primary responsibilities shall be:

•	The appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management prior to such changes being implemented.

•	Confirmation that the independent auditor is a “registered public accounting firm” as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

•	Review and discuss with management and the independent auditor the Company’s annually audited financial statements prior to the release of annual earnings and recommend to the Board whether the audited financial statements should be included in the Company’s quarterly report on Form 10-K.

•	Meet at least quarterly, or more frequently as circumstances dictate. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings or the filing of the Company’s quarterly report on Form 10-Q.

•	Review and discuss with management and the independent auditor the quality of earnings, significant items subject to estimate, the suitability of accounting principles, highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate.

•	Review and discuss with management and the independent auditor of the quality and adequacy of the Company’s internal controls.

•	Review of reports of the independent auditor.

•	Pre-approval of any audit services and permissible non-audit services (including the fees and terms thereof) provided by the independent auditor as set forth in Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

•	Establishment and maintenance of procedures (a) for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (b) for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Report on Audit Committee activities to the full Board.

•	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

•	Receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees.

•	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

1.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

2.	Any changes required in the planned scope of the internal audit.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Review and discuss with management legal matters that may have a material impact on the Financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions, with no other parties present.

•	Oversee all related party transactions entered into by the Company.

Membership

The Audit Committee shall consist of at least three members, each of whom shall meet the following requirements:

•	Each member shall be a member of the Board.

•	Each member shall be independent as defined by the rules of the American Stock Exchange and the rules of the Securities and Exchange Commission. The Board shall have made, and shall periodically make, an affirmative determination that each member does not have a relationship with the Company that would impair his or her independence.

•	No member shall own or control 20% or more of the Company’s voting securities (or such lower measurement as may be established by the Securities and Exchange Commission).

•	Each member shall be able to read and understand fundamental financial statements, including a corporation’s balance sheet, income statement and cash flow statement.

In addition, the Audit Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit Committee chairperson shall be financially sophisticated.

Authority and Resources

The Audit Committee shall have authority to:

•	Conduct or authorize investigations into any matters within its scope of responsibilities;

•	Engage outside auditors for special audits, reviews and other procedures;

•	Engage independent counsel and other advisors, as it determines necessary to carry out its duties; and

•	Determine the level of appropriate funding, which shall be provided by the Company, for payment of

(a) compensation to the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company,

(b) administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

Approved by the Board of Directors of the Company on September 17, 2004. This charter shall be reviewed and updated annually.

ANNUAL MEETING OF SHAREHOLDERS OF
VALLEY NATIONAL GASES INCORPORATED
October 31, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.   â
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MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Three Directors: For term expiring in 2009.
The undersigned hereby acknowledges receipt of the 2006 Annual Report to Shareholders and the Notice of said Annual Meeting and accompanying Proxy Statement.

Please sign as registered and return promptly in the enclosed envelope to:

NOMINEES:
☐	FOR THE NOMINEES	¡	Ben Exley IV
		¡	William A. Indelicato
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡	August E. Maier		American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, NY 11219-982

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VALLEY NATIONAL GASES INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Gary E. West and William A. Indelicato, or either of them, each with the power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of VALLEY NATIONAL GASES INCORPORATED (the “Company”) to be held on Tuesday, October 31, 2006, commencing at 9:00 a.m., Eastern time, at the Pittsburgh Airport Marriott Hotel, Coraopolis, Pennsylvania 15108, and at any postponement or adjournment of said meeting, and to vote all shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified on the reverse side and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.
     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SAID NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be signed on the reverse side)
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